UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 12, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road Calabasas Hills, California 91301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 871-3000

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In a press release dated December 18, 2006, The Cheesecake Factory Incorporated (the “Company”) announced that its Board of Directors has increased its size from five to six members and unanimously appointed David R. Klock, Ph.D. to fill the newly created vacancy, effective December 12, 2006.  Dr. Klock’s term will expire at the Company’s Annual Meeting of Stockholders to be held in 2007, and he will be subject to election at that meeting.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

On December 13, 2006, the Company amended two outstanding and unexercised options granted on January 31, 2000 and January 2, 2001 to Debby Zurzolo, Executive Vice President, General Counsel and Secretary of the Company.  The amendments increased the per share exercise prices of these options to $8.80 and $16.72 from $8.48 and $16.31, respectively. The numbers of shares subject to the amendments were 13,500 and 9,000, respectively.  These amendments were made in light of recent guidance issued by the Internal Revenue Service and were intended to correct the exercise price so that the options shall not be subject to Section 409A of the Internal Revenue Code.  The amendments were approved by the Compensation Committee of the Company’s Board of Directors on December 12, 2006.

The full texts of the amendments are attached as Exhibit 99.2 and Exhibit 99.3 to this report and are hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated December 18, 2006 entitled, “The Cheesecake Factory Appoints New Member to its Board of Directors”
99.2	Amended Agreement of Grant of Stock Options dated December 13, 2006
99.3	Amended Agreement of Grant of Stock Options dated December 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 18, 2006 entitled, “The Cheesecake Factory Appoints New Member to its Board of Directors”

99.2	Amended Agreement of Grant of Stock Options dated December 13, 2006

99.3	Amended Agreement of Grant of Stock Options dated December 13, 2006